UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


               Date of Report                 (Date of earliest event reported)
                April 16, 2004                         (April 15, 2004)


                                Sunningdale, Inc.
             (Exact name of registrant as specified in its charter)


          Delaware                   1-9431               94-3012230
         (State of                 (Commission           (IRS Employer
       Incorporation)              File Number)        Identification No.)


          936A Beachland Blvd, Vero Beach FL                32963
       (Address of principal executive offices)           (zip code)


       Registrant's telephone number, including area code: (772) 231-7544


                           Krystal Digital Corporation
                         925 West Lambert Road, Suite A
                                 Brea, CA 92821
          (Former name or former address, if changed from last report)


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company does not undertake an obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

(i) ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Termination of the Merger

On April 15, 2004 the Mutual Termination Agreement (the "Agreement") by and between Sunningdale, Inc, (the "Company", formerly known as Krystal Digital Corporation), Shecom Acquisition Corporation and Shecom Corporation became effective (the "Effective Date") and the merger between the parties was rescinded.

On the Effective Date, Kevin R. Keating was appointed to the Board of Directors and currently serves as the Company's President, Treasurer and Secretary. All other officers and directors have resigned.

The Company has relocated its corporate office to 936A Beachland Blvd., Suite 13, Vero Beach, FL 32963, where its telephone number is (772) 231-7544.

On the Effective Date the Company changed its name to Sunningdale, Inc. and its securities are currently traded on the OTC BB as "SUNI".

Further information regarding this matter is set forth in the Company's Definitive Schedule 14C as filed with the Commission on March 25, 2004.

                                               By: /s/ Kevin R. Keating
                                               ----------------------------
                                               Kevin R. Keating, President

April 16, 2004